                                                           EXHIBIT (a)(3)


                                  ENStar Inc.

                         Notice of Guaranteed Delivery
                           of Shares of Common Stock

      This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock, par value $.01 per share, of ENStar Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. The Eligible Institution which completes this form must communicate the Guarantee to the Depositary and must deliver the Letter of Transmittal and Shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                        The Depositary for the Offer is:

                          Norwest Bank Minnesota, N.A.

By Mail:   	                                          By Facsimile Transmission:
Norwest Shareowner Services                         (612) 450-4163
P.O. Box 64858                                       Confirm by Telephone:
South St. Paul, MN 55164-0858                       (800) 380-1372

By Overnight Courier:
Norwest Shareowner Services
161 North Concord Exchange
Reorganization Department
South St. Paul, MN 55075

                                       By Hand:
Norwest Shareowner Services                              Norwest Trust Company
161 North Concord Exchange                               of New York
2nd Floor                           or                   	3 New York Plaza
South St. Paul, MN 55075                                 New York, NY 10004


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

	This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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
Ladies and Gentlemen:

	The undersigned hereby tenders to ENStar Inc., a Minnesota corporation (the
"Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 24, 1997 (the "Offer to Purchase"), and the related
Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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Number of Shares:

________________________________                 ___________________________
Certificate Nos.: (if available)                 Name(s) (Please Print)

________________________________                 ___________________________

____________________________________________________________________________
If Shares will be tendered by book-              Address
entry transfer:
Name of Tendering Institution:

________________________________                 ___________________________
                                              Area Code and Telephone Number

                                                 ___________________________
                                                         Signature(s)


Account No.________________ at The Depository Trust Company


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
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                           PRICE (IN DOLLARS) PER SHARE
                        AT WHICH SHARES ARE BEING TENDERED

                 IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
           A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED
                                     MUST BE USED.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS BOX AND INSTRUCTIONS BELOW), THERE IS NO VALID TENDER OF SHARES.

           []$4.7500      []$5.1875      []$5.5625      []$5.9375
           []$4.8125      []$5.2500      []$5.6250      []$6.0000
           []$4.8750      []$5.3125      []$5.6875      []$6.0625
           []$4.9375      []$5.3750      []$5.7500      []$6.1250
           []$5.0000      []$5.4375      []$5.8125      []$6.1875
           []$5.0625      []$5.5000      []$5.8750      []$6.2500
           []$5.1250
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                                ODD LOTS

      This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on June 17, 1997, and who continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares.

      The undersigned either (check one box):

[] owned beneficially, as of the close of business on June 17, 1997, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares, all of which are being tendered, or

[]    is a broker, dealer, commercial bank, trust company or other nominee that
      (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on June 17, 1997, and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

      If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above).[]
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GUARANTEE (Not to be used for signature guarantee)
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
      The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three Nasdaq National Market trading days after the date hereof.


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__________________________                      _________________________
              Name of Firm                           Authorized Signature

__________________________                      _________________________
              Address                                        Name

__________________________                      _________________________
    City, State, Zip Code                                    Title

_________________________________________________________________________
Dated:__________________, 1997  ____________  Area Code and Telephone Number

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                   DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                     YOUR SHARE CERTIFICATES MUST BE SENT WITH
                              THE LETTER OF TRANSMITTAL.





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